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                                                                   EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP


To The Board of Directors and Shareholders
Insteel Industries, Inc.

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-01032, 33-40410, 33-35316, 33-61887 and 33-61889) of Insteel
Industries, Inc. of our report dated October 28, 1994, relating to the consolidated statements of earnings, shareholders' equity, and cash flows and related schedule of Insteel Industries, Inc. and subsidiaries for the year ended September 30, 1994 which report appears in the Annual Report on Form 10-K of Insteel Industries, Inc. for the year ended September 30, 1996.



DELOITTE & TOUCHE LLP

Charlotte, North Carolina
December 9, 1996





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